EXHIBIT 1.4


                        AMENDMENT TO DECLARATION OF TRUST


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                          PHOENIX MULTI-PORTFOLIO FUND

                        Amendment to Declaration of Trust


     We, the undersigned, being all of the members of the Board of Trustees of the Phoenix Multi-Portfolio Fund, a Massachusetts business trust organized under an Agreement and Declaration of Trust dated October 15, 1987, as amended August 23, 1989, April 1, 1993 and May 25, 1994, acting pursuant to Section 6.3 of
ARTICLE VI of said Agreement and Declaration of Trust for the purpose of establishing and designating new Series of Shares denominated the Phoenix Real Estate Securities Portfolio hereby further amend said Agreement and Declaration of Trust, effective January 1, 1995, by deleting the first paragraph of Section
3.2 of ARTICLE III thereof and by inserting in lieu of such paragraph the following paragraph:

     "Without limiting the authority of the Trustees set forth in Section
     3.1 to establish and designate any further Series, the following six Series are hereby established and designated: Phoenix Tax-Exempt Bond Portfolio, Phoenix Capital Appreciation Portfolio, Phoenix International Portfolio, Phoenix Endowment Equity Portfolio, Phoenix Endowment Fixed-Income Portfolio and Phoenix Real Estate Securities Portfolio."

WITNESS our hands this 16th day of November, 1994.

     /s/ C. Duane Blinn                      /s/ Philip R. McLoughlin
     ----------------------------            ----------------------------
     C. Duane Blinn                          Philip R. McLoughlin

     /s/ Robert Chesek                       /s/ James M. Oates
     ----------------------------            ----------------------------
     Robert Chesek                           James M. Oates

     /s/ E. Virgil Conway                    /s/ Philip R. Reynolds
     ----------------------------            ----------------------------
     E. Virgil Conway                        Philip R. Reynolds

     /s/ Harry Dalzell-Payne                 /s/ Herbert Roth, Jr.
     ----------------------------            ----------------------------
     Harry Dalzell-Payne                     Herbert Roth, Jr.

     /s/ Leroy Keith, Jr.                    /s/ Richard E. Segerson
     ----------------------------            ----------------------------
     Leroy Keith, Jr.                        Richard E. Segerson